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                SENIOR EXECUTIVE TERMINATION BENEFITS AGREEMENT
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     AGREEMENT, dated as of the 15th day of January, 1997 between BANYAN SYSTEMS
INCORPORATED, a Massachusetts corporation ("Banyan"), and RICHARD M. SPAULDING, VICE PRESIDENT, FINANCE (the "Executive").

                                    RECITALS
                                    --------

     A. Banyan considers it essential to the best interests of Banyan and its stockholders that its management be encouraged to remain with Banyan and to continue to devote full attention to Banyan's business in the event that an effort is made to obtain control of Banyan through a tender offer or otherwise. In this connection, Banyan recognizes that the possibility of a change in control and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of Banyan and its stockholders. Accordingly, Banyan's board of directors (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of Banyan's management to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of Banyan.

     B. The Executive is a key executive of Banyan, and Banyan believes that the Executive has made valuable contributions to the productivity and profitability of Banyan.

     C. In the event that Banyan receives any proposal from a third person concerning a possible business combination with, or acquisition of equity securities of,

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Banyan, the Board believes it imperative that Banyan and the Board be able to rely upon the Executive to continue in his position and that Banyan be able to receive and rely upon his advice, if so requested, as to the best interests of Banyan and its stockholders without concern that he might be distracted by the personal uncertainties and risks created by such a proposal.

     NOW THEREFORE, to assure Banyan that it will have the continued undivided attention and services of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of Banyan, and to induce the Executive to remain in the employ of Banyan, and for other good and valuable consideration, Banyan and the Executive agree as follows:

1.   SERVICES DURING CERTAIN EVENTS
     ------------------------------

     In the event that a third person begins a tender or exchange offer, circulates a proxy to stockholders, or takes other steps seeking to effect a Change in Control (as hereafter defined), the Executive agrees that he will not voluntarily leave the employ of Banyan, and will render the services contemplated in the recitals to this Agreement, until the third person has abandoned or terminated its efforts to effect a Change in Control or until after such a Change in Control has been effected. In the event the Executive does leave voluntarily either before or after a Change in Control, the benefit provisions set forth in Section 5 will not be applicable.

2.   CHANGE IN CONTROL
     -----------------

     For purposes of this Agreement, a Change in Control of Banyan shall be deemed to have taken place if the stockholders of Banyan approve a definitive agreement for the sale or other disposition of all or substantially all of the assets of Banyan, the merger or

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other business combination of Banyan with or into another corporation pursuant to which Banyan will not survive or will survive only as a subsidiary of another corporation. Any decision by the Board that a third person has abandoned or terminated his efforts to effect a Change in Control shall be conclusive and binding on the Executive.

3.   CIRCUMSTANCES TRIGGERING RECEIPT OF SEVERANCE BENEFITS
     ------------------------------------------------------

     Banyan shall provide the Executive with the benefits set forth in Sections 5 and 6 upon any termination of the Executive's employment by Banyan within one year following a Change in Control for any reason except the following:

     (A) Termination by reason of the Executive's death;

     (B) Termination by reason of the Executive's disability. For the purposes hereof, "disability" shall be defined as the Executive's inability by reason of illness or other physical or mental disability to perform the duties required by his employment for any consecutive period of 180 calendar days, provided that notice of any termination by Banyan because of the Executive's disability shall have been given to the Executive prior to the full resumption by him of the performance of such duties;

     (C) Termination for cause. For the purposes hereof, "cause" shall be defined as the willful and continued failure of the Executive to perform substantially his duties, or action by the Executive involving willful misfeasance, gross negligence or the commission of any felonious action; provided, however, that termination for cause based on the Executive's willful and continued failure to substantially perform his duties shall not be effective unless the Executive shall have received written notice from Banyan of such failure (specifying in detail the facts and

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     circumstances on which Banyan is relying) and a demand for substantial performance 30 days prior to such termination and Banyan determines that the Executive shall have failed during such 30-day period to resume the diligent performance of his duties.

4.   NOTICE OF TERMINATION
     ---------------------

     Any termination of the Executive's employment by Banyan as referred to in
Section 3 shall be communicated by written notice of termination to the Executive.

5.   TERMINATION BENEFITS
     --------------------

     Subject to the provisions set forth in Section 3, the following benefits (subject to any applicable taxes required to be withheld) shall be paid in a lump sum, or in the case of fringe benefits shall continue to be provided, to the Executive:

     (A)  COMPENSATION
          ------------

          Banyan shall pay the Executive a lump-sum payment in a gross amount equal to three months of the Executive's then current base salary, or $30,000.00, less applicable deductions for medical, dental, prescription and life insurance contributions and/or withholdings for taxes or similar governmental payments or charges. Such amount shall be payable on or after the termination date.

          In the event that the Executive has not become employed or assumes independent contractor status (together "Re-employment") by the end of three months after the termination date, despite good faith efforts on his part to find Re-employment, then Banyan shall make payments to the Executive on customary Banyan pay days for an additional three month period. Such payments shall be made at the Executive's then current base, bi-weekly gross salary rate of

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     $4,615.38, less applicable deductions for medical, dental, prescription and life insurance contributions and/or withholdings for taxes or similar governmental payments or charges. It is expressly understood that such payments shall be reduced to the extent of any income derived from the Executive's Re-employment. It shall be the affirmative obligation of the Executive to notify Banyan promptly in writing upon Re-employment.

     (B)  INSURANCE BENEFITS, ETC.
          ------------------------

          The Executive's participation (including dependent coverage) in the life, health and dental insurance plans (excluding further participation in the existing 401K Plan) of Banyan in effect immediately prior to the Change in Control shall be continued, or equivalent benefits provided, by Banyan, at the Executive's then current contribution rate for such benefits for a period of six months commencing on the termination date.

6.   STOCK OPTIONS
     -------------

     In the event of a termination of the Executive's employment by Banyan within the one-year period following a Change in Control, Banyan shall accelerate the vesting of those incentive stock options granted to the Executive which would have vested within six months from the effective date of such termination.

7.   CONTINUING OBLIGATIONS
     ----------------------

     In order to induce Banyan to enter into this Agreement, the Executive hereby ratifies and confirms his Employee Patent and Confidential Information Agreement with Banyan. Without limiting the generality of the foregoing, the Executive agrees that all documents, records, techniques, business secrets and other information which have come

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into his possession from time to time during his employment hereunder shall be deemed to be confidential and proprietary to Banyan and he shall retain in confidence any confidential information known to him concerning Banyan and its subsidiaries and their respective businesses and such information shall not be disclosed.

8.   NOTICES
     -------

     For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     IF TO THE EXECUTIVE:     Richard M. Spaulding
                              66 Solon Street
                              Newton, MA 02161

     IF TO BANYAN:            Banyan Systems Incorporated
                              Attention:  Ann Smith, V.P., Human Resources
                              120 Flanders Road, P. O. Box 5013
                              Westboro, MA 01581-5013

or to such other address as either party may have furnished to the other in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9.   GOVERNING LAW
     -------------
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

10.  ARBITRATION
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     Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration to be conducted in Boston, Massachusetts, in accordance with the Commercial Arbitration Rules of the American Arbitration

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Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

11.  MISCELLANEOUS
     -------------

     No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and on behalf of Banyan. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of the same or any other provisions or conditions at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

12.  SEPARABILITY
     ------------

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, all of which shall remain in full force and effect.

13.  NON-ASSIGNABILITY
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     This agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary

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to this Section Banyan shall have no liability to pay any amount so attempted to be assigned or transferred.

14.  CONFIDENTIALITY
     ---------------

     The Executive agrees that the existence and the terms of this Agreement are confidential and shall not be disclosed to any person, except that the Executive may disclose this Agreement to his immediate family or professional tax advisors.

15.  TERMINATION
     -----------
     Banyan may terminate this Agreement at any time by 30 days' written notice of such termination given to the Executive.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                         BANYAN SYSTEMS INCORPORATED

                         BY:  /s/  Ann Smith
                              -------------------------------
                              Ann Smith
                              Vice President, Human Resources


                         BY:  /s/  Richard M. Spaulding
                              -------------------------------
                              Richard M. Spaulding
                              Vice President, Finance

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